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                                                                  Press Release
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                                               Contact: Denise DesChenes
                                                        Citigate Sard Verbinnen
                                                        (212) 687-8080

FOR IMMEDIATE RELEASE

             FOAMEX ANNOUNCES COMPREHENSIVE PROFIT ENHANCEMENT PLAN

Will Leverage Proprietary Variable Pressure Foaming (VPF) Technology

To Consolidate Manufacturing Facilities

o    To Close 8 Plants in 2002;  Will  Convert  Additional  Capacity To VPF Over
     Time

o    Streamlines  Production;   Enhances  New  Product  Capability;   Emphasizes
     Environmentally-Friendly  Processes

o    Will Reduce Total Workforce by 10% in 2002

Expects Annual Pre-Tax Cost Savings of $20 Million in 2002, $30 Million in 2003

Sees Strong 4Q 2001 Sales; Expects To Pay Down Debt by $50 Million Annually For Next Three Years

Will Take $38 Million ($21 Million Non-Cash) Pre-Tax Charge in Q4;

Banks Endorse Profit Enhancement Plan, Ease 4Q 2001 and 2002 Loan Covenants
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LINWOOD, PA, December 26, 2001 - Foamex  International Inc. (NASDAQ:  FMXI), the
world's leading manufacturer of flexible polyurethane and advanced polymer foam products, announced today it is implementing a comprehensive profit enhancement program that will reduce costs, spur revenue growth, and drive increased long-term profitability and shareholder value.

As the cornerstone of the program, Foamex will leverage its innovative proprietary Variable Pressure Foaming (VPF) technology to consolidate its manufacturing operations, and will close 8 of its 67 facilities in 2002. The Company will also streamline and reorganize its supply chain and shared services functions, while increasing investment in new product development and support efforts.

As a result of implementing this set of initiatives, called "Project Transformation," the Company will reduce its total workforce by approximately 10% by year-end 2002. Foamex expects Project Transformation to achieve pre-tax cost savings of approximately $20 million in 2002, increasing to approximately $30 million in 2003.

"By leveraging our proprietary foaming technology, Project Transformation will allow us to invest more in our most promising new products, continue deleveraging our balance sheet, and enhance our profitability across the organization," said Peter W. Johnson, President and Chief Operating Officer. "Foamex is the world's leading polyurethane foam producer, a technology innovator and an industry leader in every segment of our business. We are confident that we can successfully implement our plans, and are already well underway with many of these initiatives."

In connection with Project Transformation, Foamex will take a $38 million pre-tax charge against earnings in the fourth quarter of 2001 for plant closings and consolidation, severance and related expenses. Of the $38 million charge, $21 million is non-cash. The Company's bank lenders have agreed to ease year-end 2001 loan covenants to accommodate the fourth quarter charge, enabling Foamex to proceed with Project Transformation. Loan covenants have also been loosened for 2002.

"We're very pleased to have the support of our banks, enabling us to make these important operational changes," said Thomas Chorman, Executive Vice President, Chief Financial Officer and Chief Administrative Officer. "The improvements we are making across Foamex will result in better products and service, more efficient manufacturing and lower costs. As we implement this operational transformation, we are also working to further strengthen our balance sheet."

Manufacturing Operations and Plant Rationalization: Leveraging VPF Technology Foamex's patent-protected VPF technology allows it to produce no-fatigue foam products through an efficient, emissions-free manufacturing process. Foamex currently operates four VPF plants which have more than twice the capacity of its traditional plants. Over the next several years, Foamex expects to convert additional production capacity to VPF production, increasing VPF to one third of its total production capacity. Foamex will implement this conversion at a pace that protects cash flow and enables continuing debt reduction.

The Company will maintain existing business from the eight facilities to be consolidated in 2002. Employees affected by the restructuring will be notified in early 2002 and will receive severance and other benefits in accordance with Company policies. Foamex currently employs over 6,000 people worldwide.

Profit Enhancement: New Products, Sales Growth and Customer Segmentation Foamex plans to double its investment in research and development from $3 million in 2001 to $6 million in 2002 to take advantage of market opportunities and maintain the Company's strong pipeline of differentiated new products. Foamex's new product development effort is focused on technology and innovations with the greatest potential to increase the profitability of existing Foamex products, gain share in existing markets, or develop new markets through new uses of flexible polyurethane and advanced polymer foam.

Foamex will increase investment in its sales and marketing efforts to develop strong proprietary brands and support sales of its high-margin products to new and existing customers. Foamex will also focus on providing better service to high-value customers, and will work with customers targeted for profit enhancement in order to create mutual value.

SG&A/Shared Services and Supply Chain Simplification

Foamex will cluster its purchasing, logistics and shared services and implement streamlined sourcing methods and business processes to leverage its national purchasing power, reduce overhead costs and improve customer service. Many of these initiatives are already underway.

Outlook

Commenting on the Company's outlook, Johnson said, "Despite a weak economy, our sales for the fourth quarter 2001 are strong and we expect to meet our forecasts for the quarter and beyond. We expect to continue to pay down our debt by an average of $50 million annually over the next three years."

About Foamex International Inc.

Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries as well as filtration and acoustical applications for the home. Revenues for 2000 were
$1.3 billion. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, those relating to completion of the operational restructuring as currently contemplated and the currently anticipated benefits of the restructuring, including those relating to the work force reductions, cost savings and restructuring charges from Project Transformation, the expected benefits of expanding the use of VPF technology, the Company's ability to introduce new products, enhance sales growth and margins and the outlook for the Company's financial performance. The Company believes the assumptions underlying the forward-looking statements, including those relating to debt reduction, cost reduction, cash generation, interest rates, foreign taxes, new products, and the overall economy are reasonable. However, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation or intent to update any such factors or forward-looking statements.

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